UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

National Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12629	36-4128138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.01. Changes in Control of Registrant.

On September 12, 2016, FBIO Acquisition, Inc. (“FBIO Acquisition”), a wholly-owned subsidiary of Fortress Biotech, Inc. (“Fortress”), completed its tender offer (the “Offer”) for all outstanding shares of the National Holdings Corporation (the “Company”), at a price of $3.25 per share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger entered into by and among the Company, Fortress and Acquisition Sub, dated as of April 27, 2016 (as amended, the “Merger Agreement”). The Offer expired at 12:00 midnight, New York City time, at the end of Friday, September 9, 2016. Computershare Trust Company, N.A., the depositary for the Offer, advised Fortress and FBIO Acquisition that, as of the expiration time of the Offer, a total of 7,037,482 shares were validly tendered and not withdrawn (including Shares delivered through notices of guaranteed delivery), representing approximately 56.1644% of the shares outstanding on a fully diluted basis. On September 12, 2016, FBIO Acquisition accepted for payment all shares that were validly tendered and not withdrawn prior to the expiration time of the Offer (such time of acceptance, the “Acceptance Time”) and has delivered payment for such shares.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $ 22,871,816.50, without giving effect to related transaction fees and expenses. Fortress funded the payment with cash on hand.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on August 12, 2016 (as amended, the “Schedule 14D-9”), which is included as Exhibit 20.1 to this Current Report on Form 8-K, and (ii) the Tender Offer Statement on Schedule TO originally filed by Fortress and FBIO Acquisition with the SEC on August 12, 2016 (as amended, the “Schedule TO”), which is included as Exhibit 20.2 to this Current Report on Form 8-K, and such information is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 28, 2016.

The information set forth below in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Acceptance Time and pursuant to the terms of the Merger Agreement, the size of the board of directors (the “Board”) of the Company was reduced from eleven directors to seven directors, and each of Messrs. Richard Abbe, James Ciocia, Salvatore Giardina, William Lerner, Frank S. Plimpton, Frederic B. Powers III, Joshua Silverman and Frederick Wasserman resigned as members of the Board.

Effective as of the Acceptance Time and also pursuant to the terms of the Merger Agreement, the Board elected each of Messrs. Michael Eustace, Neil Herskowitz, Daniel Hume, Michael Weiss and Eli Salig as members of the Board. Messrs. Robert B. Fagenson and Mark Goldwasser will remain as members of the Board.

Information about Messrs. Eustace, Herskowitz, Hume, Weiss and Salig is contained in the Information Statement included as Annex A to the Schedule 14D-9, which information is incorporated herein by reference.

In connection with the changes to the composition of the Board as described above, the Board has effected certain changes to the composition of various Board committees. Effective as of the Acceptance Time, the composition of each of the Board’s following standing committees is as follows:

Audit Committee:	Neil Herskowitz (Chairman), Michael Eustace and Daniel Hume

Compensation Committee:	Michael Eustace (Chairman), Eli Salig and Daniel Hume

Corporate Governance Committee:	Daniel Hume, Neil Herskowitz, Michael Eustace

Nominating Committee:	Eli Salig, Neil Herskowitz and Michael Weiss

Additionally, effective as of the Acceptance Time, the Board has elected Daniel Hume to serve as the new lead independent director of the Board.

On September 12, 2016, the Company and Fortress issued a joint press release in connection with the above, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On September 12, 2016, the Company and Fortress announced the results of the Offer.

A copy of the joint press release issued by the Company and Fortress announcing the preliminary results of the Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of National Holdings Corporation (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on August 12, 2016).

20.2

Tender Offer Statement on Schedule TO of Fortress Biotech, Inc. and FBIO Acquisition, Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on August 12, 2016).

99.1

Joint Press Release of National Holdings Corporation and Fortress Biotech, Inc., dated September 12, 2016 (incorporated by reference to Amendment No. 1 to Schedule TO filed by Fortress Biotech, Inc. with the Securities and Exchange Commission on September 12, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation

Date: September 15, 2016	By:	/s/ Robert B. Fagenson
Name: Robert B. Fagenson Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of National Holdings Corporation (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on August 12, 2016).

20.2

Tender Offer Statement on Schedule TO of Fortress Biotech, Inc. and FBIO Acquisition, Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on August 12, 2016).

99.1

Joint Press Release of National Holdings Corporation and Fortress Biotech, Inc., dated September 12, 2016 (incorporated by reference to Amendment No. 1 to Schedule TO filed by Fortress Biotech, Inc. with the Securities and Exchange Commission on September 12, 2016).